DELTA WOODSIDE INDUSTRIES, INC.
       233 N. Main Street, Hammond
              Square, Suite 200
              Greenville, South
              Carolina 29601
                  Telephone (864)
232-8301


     NOTICE OF ANNUAL MEETING OF
           SHAREHOLDERS TO
                     BE HELD
NOVEMBER 24, 1998

TO OUR SHAREHOLDERS:

   Notice is hereby given that the Annual Meeting of Shareholders of Delta Woodside Industries, Inc., a South Carolina corporation ("Delta Woodside"), will be held at the Hyatt Regency Hotel, 220 North Main Street, Greenville, South Carolina, on November 24, 1998, at 10:00 a.m., local time, for the following purposes:

  1. To elect six directors to serve until the next annual meeting of shareholders of Delta Woodside or until their successors have been duly elected and qualified;

     2. To vote on the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for Delta
Woodside for fiscal 1999; and

  3. To act on such other business as may properly come before the Annual Meeting or any adjournment or adjournments
thereof.   Delta Woodside has fixed the close of business on
September 18, 1998 as the record date for the determination of the shareholders of Delta Woodside entitled to receive notice of and to vote at the Annual Meeting. Only shareholders of record of Delta Woodside at the close of business on September 18, 1998 will be entitled to vote at the Annual Meeting and any adjournment or adjournments thereof.

   Whether or not you expect to be present at the Annual Meeting, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States.

By Order of the Board of Directors,

/s/ Jane H. Greer
Jane H. Greer

Secretary

October 5, 1998


DELTA WOODSIDE INDUSTRIES, INC.
233 N. Main Street, Hammond Square, Suite 200
Greenville, South Carolina 29601



                  Telephone
                  (864) 232-8301
                     DELTA WOODSIDE INDUSTRIES, INC.
                    233 N. Main Street, Hammond
                    Square, Suite 200
                    Greenville, South Carolina
                    29601
                        Telephone (864) 232-8301

                              PROXY

STATEMENT

                        ANNUAL MEETING OF
                          SHAREHOLDERS
                         November 24, 1998


  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Delta Woodside Industries, Inc., a South Carolina corporation (the "Company"), to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held at the Hyatt Regency Hotel, 220 North Main Street, Greenville, South Carolina at 10:00 a.m. on Tuesday, November 24, 1998. The approximate date of mailing this Proxy Statement and the accompanying proxy is October 5, 1998.

  Only shareholders of record at the close of business on September 18, 1998 are entitled to receive notice of and to vote at the Annual Meeting. As of such date, there were outstanding 24,657,850 shares of common stock, $.01 par value (the only voting securities), of the Company. Each share is entitled to one vote.

  Each shareholder described above will be sent this Proxy Statement, the accompanying Notice of Annual Meeting and a proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by (i) delivery to the Secretary of the Company, at or before the Annual Meeting, of a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Annual Meeting or (iii) attending the Annual Meeting and giving notice of revocation to the Secretary of the Company or in open meeting prior to the proxy being voted (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Delta Woodside Industries, Inc., 233 North Main Street, Hammond Square, Suite 200, Greenville, South Carolina 29601,
Attention: Secretary.


  All shares represented by valid proxies received pursuant to the solicitation and prior to voting at the meeting and not revoked before they are exercised will be voted, and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specification. If no contrary instructions are indicated, all shares represented by a proxy will be voted FOR election to the Board of Directors of the nominees described herein, FOR ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for fiscal year 1999, and in the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting.

The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of common stock at September 18, 1998 is necessary to constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote of more shares present or represented at the Annual Meeting voting in favor than voting against will be required to ratify the appointment of auditors. Abstentions and broker non- votes, which are separately tabulated, are included in the determination of the number of shares present for quorum purposes, but have no effect on the votes respecting the matters to be voted upon at the meeting.

                    ELECTION OF DIRECTORS

  The by-laws of the Company provide that the number of Directors to be elected at any meeting of shareholders may be determined by the Board of Directors. The Board has determined that six Directors shall be elected at the Annual Meeting. The shareholders' common stock may not be voted cumulatively in the election of Directors.

  The following six persons are nominees for election as Directors at the Annual Meeting to serve until the next annual meeting of shareholders of the Company or until their successors are duly elected and qualified. Unless authority to vote at the election of Directors is withheld, it is the intention of the persons named in the enclosed form of proxy to nominate and vote for the persons named below, all of whom are currently Directors of the Company. Except as otherwise noted below, the business address of each nominee is Delta Woodside Industries, Inc., 233 North Main Street, Hammond Square, Suite 200, Greenville, South Carolina
29601. Each such person is a citizen of the United States. There are no family relationships among the Directors and the executive officers of the Company.

  Management of the Company believes that all of the nominees will be available and able to serve as Directors, but in the event any nominee is not available or able to serve, the shares represented by the proxies will be voted for such substitute as shall be designated by the Board of Directors.


Name and Age                Principal Occupation Director      Since (1)

C. C. Guy (65)              Retired Businessman                1984
                            Shelby, North Carolina (2)(8)(9)

Dr. James F. Kane (66)      Dean Emeritus of the College of    1986
                            Business Administration of the
                            University of South Carolina
                            Columbia, South Carolina (3)(8)(9)

Dr. Max Lennon (58)         President of Mars Hill College     1986
                            Mars Hill, North Carolina (4)(8)(9)

E. Erwin Maddrey, II (57)   President and Chief Executive      1984
                            Officer of the Company (5)

Buck  A. Mickel (42)        President and Chief Executive      1984
                            Officer
                            of RSI Holdings, Inc. Greenville,
                            South Carolina (6) (9)

Bettis C. Rainsford (47)    Executive Vice President, Chief    1984
                            Financial Officer and Treasurer
                            of the Company (7)

  (1) Includes service as a director of the Company's predecessor by merger, Delta Woodside Industries, Inc., a Delaware corporation ("Old Delta Woodside"), or any predecessor company to Old Delta Woodside.

  (2) C. C. Guy served as Chairman of the Board of Old Delta Woodside or its predecessors from the founding of Old Delta Woodside's predecessors in 1984 until November 1989. Since before the November 15, 1989 merger (the "RSI Merger") of Old Delta Woodside into RSI Corporation, a South Carolina corporation which changed its name to Delta Woodside Industries, Inc. and is now the Company, he has been a director of RSI Holdings, Inc., and from before the RSI Merger until January 1995 he also served as President of RSI Holdings, Inc. RSI Holdings, Inc. until 1992 was engaged in the sale of outdoor power equipment, until 1994 was engaged in the sale of turf care products and currently is engaged in the consumer finance business. Prior to November 15, 1989, RSI Holdings, Inc. was a subsidiary of RSI Corporation. Mr. Guy served from October 1979 until November 1989 as President, Treasurer and a director of RSI Corporation. Prior to the RSI Merger, RSI Corporation owned approximately 40% of the outstanding shares of common stock of Old Delta Woodside and, among other matters, was engaged in the office supply business, as well as the businesses of selling outdoor power equipment and turf care products.

(3) Dr. James F. Kane is Dean Emeritus of the College of
Business Administration of the University of South Carolina, having retired in 1993 as Dean, in which capacity he had served since 1967. He also serves as a director of Glassmaster Company.

  (4) Dr. Max Lennon was President of Clemson University from March 1986 until August 1994. He was President and
Chief Executive Officer of Eastern Foods, Inc., which was engaged in the business of manufacturing and distributing food products, from August 1994 until March 1996. He commenced service in March 1996 as President of Mars Hill College. He also serves as a director of Duke Power Company.

(5) E. Erwin Maddrey, II was President and Chief Executive
Officer of Old Delta Woodside or its predecessors from the founding of Old Delta Woodside's predecessors in 1984 until the RSI Merger and he has served in such positions with the Company since the RSI Merger. He also serves as a director of Kemet Corporation.

 (6) Buck A. Mickel was a Vice President of Old Delta Woodside or its predecessors from the founding of Old Delta Woodside's predecessors until November 1989, Secretary of Old Delta Woodside from November 1986 to March 1987, and Assistant Secretary of Old Delta Woodside from March 1987 to November 1988. He served as Vice President and a director of RSI Holdings, Inc. from before the RSI Merger until January 1995 and as Vice President of RSI Holdings, Inc. from September 1996 until July 28, 1998 and has served as President, Chief Executive Officer and a director of RSI Holdings, Inc. from July 28, 1998 to the present. He served as Vice President of RSI Corporation from October 1983 until November 1989.

   (7) Bettis C. Rainsford was Executive Vice President and Chief Financial Officer of Old Delta Woodside or its predecessors from the founding of Old Delta Woodside's predecessors in 1984 until the RSI Merger and has served in such positions with the Company since the RSI Merger. Mr. Rainsford has served as Treasurer of Old Delta Woodside or its predecessors or the Company from 1984 to 1986, from August 1988 to November 1988 and from November 1990 to the present. He is also President of The Rainsford Development Corporation which is engaged in general business development activities in Edgefield, South Carolina. Mr. Rainsford serves as a director of Martin Color-Fi, Inc.

  (8) Member of Audit Committee.

  (9) Member of Compensation Committee.

   The Company's Directors hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

 The Board of Directors lost a member as a result of the death of Buck Mickel in July 1998. Mr. Mickel had served as a director of the Company or its predecessors since 1987.

    The Board of Directors of the Company met physically or by telephone six times during the fiscal year ended June 27, 1998. The Compensation Committee of the Company met two times and the Audit Committee of the Company met one time during the fiscal year. Each Director attended or participated in at least 75 percent of the meetings of the Board and of any committee of which he was a member. The Board does not have a standing nominating committee.

The Audit Committee makes recommendations to the Board regarding the selection of the Company's independent public accountants, reviews the independence of such accountants, approves the scope of the annual audit, approves the fee payable to the independent accountants and reviews the audit results. The Compensation Committee (or a subcommittee thereof) reviews and submits to the Board of Directors suggested executive officers' salaries and bonuses and grants awards under the Company's Incentive Stock Award Plan, options under the Company's Stock Option Plan, and awards under the Long Term Incentive Plan.


      STOCK OWNERSHIP OF PRINCIPAL
                 SHAREHOLDERS AND MANAGEMENT

  The following table sets forth certain information as of September 18, 1998, regarding the beneficial ownership of the Company's common stock by (i) persons beneficially owning in any case more than five percent of the common stock, (ii) the directors, (iii) the executive officers, and
(iv) all directors and executive officers as a group.Unless otherwise noted in the notes to thetable, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of common stock of the Company shown as beneficially owned by them.

                                              Shares
                                           Beneficially
Beneficial Owner                                Owned         Percentage


Reich & Tang Asset Management L. P.(1)       2,518,900
10.22%
600 Fifth Avenue
New York, New York  10020

Franklin Resources, Inc. (2)                 2,400,000            9.73%
Franklin Advisory Services, Inc.
Charles B. Johnson
Rupert H. Johnson, Jr.
777 Mariners
Island Boulevard
San Mateo,California 94404

Dimensional Fund Advisors Inc. (3)           1,298,120            5.26%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401


E. Erwin Maddrey, II (4)                     3,253,422            13.2%
233 North Main Street
Hammond Square, Suite 200
Greenville, SC  29601

Bettis C. Rainsford (5)                      3,185,097            13.0%
108-1/2 Courthouse Square
Post Office Box 388
Edgefield, SC  29824

Buck A. Mickel (6)(7)(20)                   1,568,710              6.4%
Post Office Box 6721
Greenville, SC  29606

Micco Corporation (7)                       1,240,634              5.0%
Post Office Box 795
Greenville, SC  29602

Minor H. Mickel(7)(8)                      1,565,238              6.3%
415 Crescent Avenue
Greenville, SC  29605

Minor M. Shaw (7)(9)                       1,520,086              6.2%
Post Office Box 795
Greenville, SC  29602

Charles C. Mickel (7)(10)                  1,496,944              6.1%
Post Office Box 6721
Greenville, SC  29606

C. C. Guy (11)(20)                            19,368              (19)
James F. Kane (12) (20)                       11,864              (19)
Max Lennon (13) (20)                           9,839              (19)
Jane H. Greer (14)                            44,494              (19)
Robert W. Humphreys (15)                      23,983              (19)
Douglas J. Stevens (16)                       18,197              (19)
Brenda L. Jones (17)                           1,426              (19)
All directors and executive officers
as a group(10 Persons)(18)                 8,136,400
32.9%

  (1) In an amendment dated March 16, 1998, to Schedule 13G, Reich & Tang Asset Management L. P. ("Reich & Tang") reported that it has shared voting power and shared dispositive power with respect to all of the shares shown. The Schedule 13G reported that the shares are held on behalf of certain accounts for which Reich & Tang provides investment advice on a fully discretionary basis. The
Schedule 13G reported that none of such accounts has an interest with respect to more than 5% of the outstanding shares of common stock.

 (2) In an amendment dated January 16, 1998, to Schedule 13G, Franklin Resources, Inc. ("FRI") reported that the shares shown in the table above are beneficially owned by one or more investment companies or other managed accounts that are advised by one or more direct and indirect investment advisory subsidiaries of FRI. The Schedule 13G reported that the investment advisory subsidiary(ies) have investment and/or voting power over the securities owned by their investment advisory clients. Accordingly, such subsidiary(ies) may be deemed to be the beneficial owner of the shares shown in the table. The Schedule 13G reported that Charles B. Johnson and Rupert H. Johnson, Jr. (the "FRI Principal Shareholders") (each of whom has the same business address as FRI) each own in excess of 10% of the outstanding common stock and are the principal shareholders of FRI and may be deemed to be the beneficial owners of securities held by persons and entities advised by FRI subsidiaries. The
Schedule 13G reported that one of the investment advisory subsidiaries, Franklin Advisory Services, Inc. (whose address is One Parker Place, Sixteenth Floor, Fort Lee, New Jersey 07024), has sole voting and dispositive power with respect to all of the shares shown. FRI, the FRI Principal Shareholders and the investment advisory subsidiaries disclaim any economic interest or beneficial ownership in the shares shown in the table above and are of the view that they are not acting as a "group" for purposes of Securities Exchange Act of 1934, as amended.

  (3) In a Schedule 13G filed with the Securities and Exchange Commission in February 1998, Dimensional Fund Advisors Inc. ("Dimensional") reported that it has sole voting power with respect to 858,420 of the shares shown, and sole dispositive power with respect to all of the shares shown. The Schedule 13G reported that persons who are officers of Dimensional also serve as officers of DFA Investment Dimensions Group Inc. (the "Fund"), and The DFA Investment Trust Company (the "Trust"), each an open-end management investment company, and that in their capacities as officers of the Fund and the Trust, these persons vote 146,100 shares owned by the Fund and 293,600 shares owned by the Trust (which shares are included in the number of shares shown in the table above). The Schedule 13G reports that all shares shown are owned by advisory clients of Dimensional, and that, to the knowledge of Dimensional, no such client has an interest with respect to more than 5% of the outstanding shares of common stock. Dimensional disclaims beneficial ownership of all such shares.

  (4) Mr. Maddrey is the President and Chief Executive Officer and a director of the Company. The number of shares shown as beneficially owned by Mr. Maddrey includes approximately 28,023 shares allocated to Mr. Maddrey's account in the Company's Employee Stock Purchase Plan, 431,470 shares held by the E. Erwin and Nancy B. Maddrey, II Foundation, a charitable trust, as to which shares Mr. Maddrey holds sole voting and investment power but disclaims beneficial ownership, and approximately 1,074 shares allocated to the account of Mr. Maddrey in the Company's Savings and Investment Plan (the "401(k) Plan"). Mr. Maddrey is fully vested in the shares allocated to his account in the 401(k) Plan. Excluded from the table are 15,000 unissued shares covered by awards that are not exercisable within 60 days of September 18, 1998.

  (5) Mr. Rainsford is the Executive Vice President, Treasurer and Chief Financial Officer and a director of the Company. The number of shares shown as beneficially owned by Mr. Rainsford includes 47,945 shares held by The Edgefield County Foundation, a charitable trust, as to which shares Mr. Rainsford holds sole voting and investment power but disclaims beneficial ownership, and approximately 167 shares allocated to the account of Mr. Rainsford in the 401(k) Plan. Mr. Rainsford is fully vested in the shares allocated to his account in the 401(k) Plan. Excluded from the table are 12,000 unissued shares covered by awards that are not exercisable within 60 days after September 18, 1998.

(6) Buck A. Mickel is a director of the Company. The number of shares shown as beneficially owned by Buck A. Mickel includes 327,076 shares directly owned by him, all of the 1,240,634 shares owned by Micco Corporation, and 1,000 shares held by him as custodian for a minor. See Note (7).

  (7) The shares of common stock of Micco Corporation are owned in equal parts by Minor H. Mickel, Buck A. Mickel (a director of the Company), Minor M. Shaw and Charles C. Mickel. Buck A. Mickel, Minor M. Shaw and Charles C. Mickel are the children of Minor H. Mickel. Minor H. Mickel, Buck
A. Mickel, Minor M. Shaw and Charles C. Mickel are officers and directors of Micco Corporation. Each of Minor H. Mickel, Buck A. Mickel, Minor M. Shaw and Charles C. Mickel disclaims beneficial ownership of three quarters of the shares of the Company's common stock owned by Micco Corporation. Minor H. Mickel directly owns 116,854 shares of the Company's common stock and as personal representative of her husband's estate owns 207,750 shares of the Company's common stock. Buck A. Mickel directly or as custodian for a minor owns 328,076 shares of the Company's common stock. Charles C. Mickel, directly or as custodian for his children, owns 256,210 shares of the Company's common stock. Minor M. Shaw, directly or as custodian for her children, owns 264,978 shares of the Company's common stock. Minor M. Shaw's husband, through an individual retirement account and as custodian for their children, beneficially owns approximately 14,474 shares of the Company's common stock, as to which shares Minor M. Shaw may also be deemed a beneficial owner. Minor M. Shaw disclaims beneficial ownership with respect to these shares and with respect to the 2,748 shares of the Company's common stock held by her as custodian for her children. The spouse of Charles C. Mickel owns 100 shares of the Company's common stock, as to which shares Charles C. Mickel may also be deemed a beneficial owner. Charles C. Mickel disclaims beneficial ownership with respect to these shares and with respect to the 3,510 shares of the Company's common stock held by him as custodian for his children. Micco Corporation owns 1,240,634 shares of the Company's common stock.

  (8) The number of shares shown as beneficially owned by Minor H. Mickel includes 116,854 shares directly owned by her, 207,750 shares owned by her as personal representative of her husband's estate and all of the 1,240,634 shares owned by Micco Corporation. See Note (7).

  (9) The number of shares shown as beneficially owned by Minor M. Shaw includes 264,978 shares owned by her directly or as custodian for her children, approximately 14,474 shares beneficially owned by her husband through an individual retirement account or as custodian for their children, and all of the 1,240,634 shares owned by Micco
Corporation.  See Note (7).

 (10) The number of shares shown as beneficially owned by Charles C. Mickel includes 256,210 shares owned by him directly or as custodian for his children, 100 shares owned by his wife and all of the 1,240,634 shares owned by Micco
Corporation. See Note (7).

  (11) C. C. Guy is a director of the Company. The number of shares shown as beneficially owned by C. C. Guy includes
18,968 shares owned by his wife, as to which shares Mr. Guy disclaims beneficial ownership.

  (12) Dr. Kane is a director of the Company. The shares shown as beneficially owned by him are held in a Keogh account or an IRA account.

(13)  Dr. Lennon is a director of the Company.


(14) Ms. Greer is Vice President and Secretary of the Company. The number of shares shown as beneficially owned by Ms. Greer includes approximately 1,214 shares allocated to her account in the 401(k) Plan. Ms. Greer is fully vested in the shares allocated to her account in the 401(k) Plan. Also included are 11,250 unissued shares that can be acquired by the exercise of options exercisable within 60 days of September 18, 1998, but excluded from the table are 28,875 unissued shares covered by options and awards that are not exercisable within 60 days after September 18, 1998.

     (15)  Mr. Humphreys is Vice President-Finance and
Assistant Secretary of the Company. The number of shares shown as beneficially owned by Mr. Humphreys includes approximately 1,138 shares allocated to his account in the 401(k) Plan. Mr. Humphreys is fully vested in the shares allocated to his account. Also included are approximately
1,596 shares allocated to Mr. Humphreys' account in the Company's Employee Stock Purchase Plan and 11,250 unissued shares that can be acquired by the exercise of options exercisable within 60 days of September 18, 1998, but excluded from the table are 20,250 unissued shares covered by options and awards that are not exercisable within 60 days after September 18, 1998.

  (16) Mr. Stevens is Vice PresidentInternational of the Company. The number of shares shown as beneficially owned by Mr. Stevens includes approximately 323 shares allocated to his account in the 401(k) Plan. Mr. Stevens is fully vested in the shares allocated to his account in the 401(k) Plan. Also included are 4,750 unissued shares that can be acquired by the exercise of options exercisable within 60 days of September 18, 1998, but excluded are 24,000 unissued shares covered by options and awards that are not exercisable within 60 days after September 18, 1998.

  (17) Ms. Jones is Assistant Secretary of the Company. The number of shares shown as beneficially owned by Ms. Jones includes approximately 201 shares allocated to her account in the 401(k) Plan. Ms. Jones is fully vested in the shares allocated to her account in the 401(k) Plan. Excluded from the table are 1,975 unissued shares covered by options and awards that are not exercisable within 60 days after September 18, 1998.

  (18) Includes all shares deemed to be beneficially owned by any director or executive officer. Includes 4,116 shares of the Company's common stock held for the executive officers on the September 18, 1998 record date for the Annual Meeting by the 401(k) Plan. Each participant in the 401(k) Plan has the right to direct the manner in which the trustee of the Plan votes the shares held by the 401(k) Plan that are allocated to such participant's account. Except for shares as to which such a direction is made, the shares held by the 401(k) Plan will not be voted. The number of shares shown in the table includes an aggregate of 27,250 non-issued shares subject to employee stock options held by executive officers that are exercisable within 60 days or less, but excludes 54,600 non- issued shares subject to employee stock options and awards held by executive officers that are not exercisable within 60 days.

  (19)  Less than one percent.

  (20) The number of shares shown in the table excludes the shares with approximate value of $10,000 per person acquired on September 30, 1998, as described in "Management
CompensationDirector Compensation."


         EXECUTIVE OFFICERS

   The following provides certain information regarding the executive officers of the Company.

Name and Age                                Position
E. Erwin Maddrey, II (57)       President and Chief Executive
                                Officer (1)

Bettis C. Rainsford (47)        Executive  Vice
                                President,
                                Chief Financial
                                Officer and
                                Treasurer (1)

Jane  H.  Greer (60)            Vice President and
                                Secretary(2)

Robert W. Humphreys (41)        Vice President-
                                Finance and
                                Assistant Secretary(3)

Douglas  J.  Stevens (65)       Vice President-
                                International(4)

Brenda L. Jones (53)            Assistant Secretary (5)



  (1) See information under "Election of Directors."

  (2) Jane H. Greer became associated with Old Delta Woodside's predecessors in July 1986, and was elected a Vice President of Old Delta Woodside in November 1986, in charge of human resources and other related areas, Assistant Secretary of Old Delta Woodside in November 1987 and Secretary of Old Delta Woodside in August 1988. She became Vice President and Secretary of the Company on November 15, 1989.

  (3) Robert W. Humphreys was elected Vice PresidentFinance and Assistant Secretary of the Company in May 1998. From January 1987 to May 1998, Mr. Humphreys was President of Stevcoknit Fabrics Company, a division of a subsidiary of the Company.

  (4) Douglas J. Stevens was elected Vice
PresidentInternational of the Company in May 1998.  Mr.
Stevens was Controller and Assistant Secretary of the Company effective August and September 1992 until May 1998.
From February 1991 to August 1992, Mr. Stevens was Vice
President of Finance and Administration for Duck Head
Apparel Company, a division of a subsidiary of the Company.

    (5) Brenda L. Jones was elected Assistant Secretary of
Old Delta Woodside in November 1988. She became Assistant
Secretary of the Company on November 15, 1989.  Since July
1987, she has been Vice President and Chief Financial
Officer of The Rainsford Development Corporation, a corporation wholly owned by Bettis C. Rainsford which is engaged in general business development activities.

The Company's executive officers are appointed by the Board of Directors and serve at the pleasure of the Board.

       MANAGEMENT COMPENSATION

Summary Compensation Table


  The following table sets forth certain information respecting the compensation earned by the Chief Executive Officer, the Chief Financial Officer, and the other three executive officers who earned salary and bonus in fiscal 1998 in excess of $100,000 (the "Named Executives") for the fiscal years ended June 27, 1998, June 28, 1997 and June 29, 1996.

SUMMARY COMPENSATION TABLE

                                                                               Long-Term
                                                 Annual Compensation       Compensation
                                                                      Other    Awards         All
                                                                     Annual  Securities       Other
Name and                                Salary          Bonus         sation    Options        sation
Pincipal Position              Year     ($)(a)        ($)(a)(b)         ($)(c)   (#)(d)      ($)


E.Erwin Maddrey,II,             1998    500,000         108,243         20,127  20,000 (g)   36,563 (k)(p)(q)
  President & Chief             1997    500,000               0               0       0      36,905
  Executive Officer             1996    500,000               0               0       0      47,571

Bettis C. Rainsford,            1998    450,000 (f)      86,579         16,102  16,000  (h)  16,012 (l)(p)(q)
  Executive VP, CFO,            1997    450,000 (f)           0               0       0      15,621
  & Treasurer                   1996    450,000 (f)           0               0       0      15,074

Jane H. Greer,                  1998    173,500          64,915          10,538  0             1,893 (m)(q)
  Vice President                1997    144,308          63,000          11,080  15,000  (i)   1,313
  & Secretary                   1996    138,769          18,000           7,567  22,500  (i)     878

Robert Humphreys                1998    192,116          16,231          10,538       0       52,616 (n)(q)
  VP-Finance &
  Asst. Secretary (e)

Douglas J. Stevens,             1998    143,904          64,915          10,538  21,000  (j)   3,184 (o)(q)
  Vice President-               1997    134,000          63,000          11,080  19,000  (j)   1,008
  International                 1996    126,923          18,000           6,229   7,500  (j )  1,723

        (a) The amounts shown in the column include sums the receipt of which has been deferred pursuant to the 401(k) Plan or the Company's deferred compensation plan.

        (b) Amounts in this column are cash bonuses paid to reward performance as described in the Compensation Committee's Report below.

        (c) The amounts in this column were paid by the Company in connection with the vesting of awards under the Company's Incentive Stock Award Plan and were in each case approximately sufficient, after the payment of all applicable income taxes, to pay the participant's federal and state income taxes attributable to the vesting of the award.

        (d) For purposes of this table, awards under the Company's Incentive Stock Award Plan are treated as options.
   (e) Mr. Humphreys was elected Vice President-Finance and Assistant Secretary of the Company in May 1998. The information in the table includes Mr. Humphreys' compensation for all of fiscal 1998.




        (f) Of this amount $150,000 was paid to The Rainsford Development Corporation, a company wholly owned by Mr. Rainsford.
        (g) During fiscal 1998, Mr. Maddrey was granted an award covering 20,000 shares under the Company's Incentive Stock Award Plan.
        (h) During fiscal 1998, Mr. Rainsford was granted an award covering 16,000 shares under the Company's Incentive Stock Award Plan.
        (i) During fiscal 1997, Ms. Greer was granted an award covering 15,000 shares under the Company's Incentive Stock Award Plan. During fiscal 1996, Ms. Greer was granted an option covering 22,500 shares under the Company's Stock Option Plan.

        (j) During fiscal 1998, Mr. Stevens was granted options covering 21,000 shares under the Company's Stock Option Plan. During fiscal
1997, Mr. Stevens was granted an award covering 15,000 shares under the Company's Incentive Stock Award Plan and was granted an option covering 4,000 shares under the Company's Stock Option Plan. During fiscal 1996, Mr. Stevens was granted an option covering 7,500 shares under the Company's Stock Option Plan.

        (k) The fiscal 1998 amount represents $33,825 premium paid by the Company for $10 million of life insurance on the life of Mr. Maddrey, $793 allocated to Mr. Maddrey's account in the 401(k) Plan, $1,686 contributed by the Company to the Company's deferred compensation plan as payment for the amount of Company contributions to the 401(k) Plan for fiscal year 1997 that were not made for Mr. Maddrey because of Internal Revenue Code contribution limitations, and $259 earned on Mr. Maddrey's deferred compensation at a rate in excess of 120% of the Federal mid-term rate.

        (l) The fiscal 1998 amount represents $14,525 premium paid by the Company for $10 million of life insurance on the life of Mr. Rainsford, $793 allocated to Mr. Rainsford's account in the 401(k) Plan and $694 contributed by the Company to the Company's deferred compensation plan as payment for the amount of Company contributions to the 401(k) Plan for fiscal year 1997 that were not made for Mr. Rainsford because of Internal Revenue Code contribution limitations.

        (m) Of the fiscal 1998 amount, $793 was allocated to Ms. Greer's account in the 401(k) Plan, $11 was contributed by the Company to the Company's deferred compensation plan as payment for the amount of
Company contributions to the 401(k) Plan for fiscal year 1997 that were not made for Ms. Greer because of Internal Revenue Code contribution limitations, $1,026 was contributed by the Company to the 401(k) Plan for Ms. Greer with respect to her compensation deferred under the 401(k) Plan, and $63 was earned on Ms. Greer's deferred compensation at a rate in excess of 120% of the Federal mid-term rate.

        (n) The fiscal 1998 amount represents $793 allocated to Mr. Humphreys' account in the 401(k) Plan, $230 contributed by the Company to the Company's deferred compensation plan as payment for the amount of Company contributions to the 401(k) Plan for fiscal year 1997 that were not made for Mr. Humphreys because of Internal Revenue Code contribution limitations, $828 contributed by the Company to the 401(k) Plan for Mr. Humphreys with respect to his compensation deferred under the 401(k) Plan, $50,000 received as a bonus relating to a special project while President of Stevcoknit, and $765 earned on Mr. Humphreys' deferred compensation at a rate in excess of 120% of the Federal mid-term rate.

        (o) Of the fiscal 1998 amount, $690 was allocated to Mr. Stevens' account in the 401(k) Plan, $65 was contributed by the Company to the Company's deferred compensation plan as payment for the amount of
Company contributions to the 401(k) Plan for fiscal year 1997 that were not made for Mr. Stevens because of Internal Revenue Code contribution limitations, $603 was contributed by the Company to the Company's 401(k) Plan for Mr. Stevens with respect to his compensation deferred under the 401(k) Plan, and $1,826 was earned on Mr. Stevens' deferred compensation at a rate in excess of 120% of the Federal mid-term rate.

        (p) The Company pays the premiums due for life insurance policies that total $10 million on each of the life of Mr. Maddrey and the life of Mr. Rainsford. The proceeds of these policies are payable to the beneficiary or beneficiaries chosen by Mr. Maddrey or Mr. Rainsford, as the case may be. These life insurance policies were established in connection with the First Refusal Agreements described in this Proxy Statement under the heading "Related Party Transactions."

        (q) The 401(k) Plan allocation shown for the fiscal year was allocated to the participant's account during that fiscal year, although all or part of the allocation may have been determined in whole or in part on the basis of the participant's compensation during the prior fiscal year.

        The amounts shown in the table above do not include reimbursement by the Company or its subsidiaries for certain automobile expenses, club memberships and other items. The non-business personal benefit to any
Named Executive of these amounts does not exceed 10% of the Named Executive's total salary and bonus.


Option Grants in the Last Fiscal Year

        The following table provides certain information respecting the grant to any Named Executive during fiscal 1998 of awards under the Company's Incentive Stock Award Plan or options under the Company's Stock Option
Plan. For purposes of this table, awards under the Company's Incentive Stock Award Plan are treated as options.

        OPTION GRANTS IN LAST FISCAL YEAR

                                                                             Potential Realizable
                           Individual Grants                                    Value at Assumed
                Number of                                                        Annual Rates
                Securities  % of Total                Market                     of Stock Price
                Underlying  Options      Exercise    Price on                     Appreciation
                Options    Granted To      or Base   Date of                    for Option Term (c)
                Granted   Employees in     Price      Grant    Expiration      0%      5%          10%
   Name          (#)       Fiscal Year    ($/Sh)     ($/Sh)      Date         ($)     ($)         ($)
E. Erwin
Maddrey, II     20,000 (a)    9.00           0.01      4.875   9/30/99 (a)   97,300   103,455    109,731

Bettis C.
Rainsford       16,000 (a)    7.20           0.01      4.875   9/30/99 (a)   77,840    82,764     87,785

Douglas J.
Stevens         11,000 (b)      4.95       2.59375     5.1875  12/12/02 (b)  28,531    44,297     63,368
                10,000 (b)      4.50       2.93750     5.8750   4/14/03 (b)  29,375    45,607     65,242

(a) These represent shares covered by an award granted during fiscal 1998 under the Company's Incentive Stock Award Plan, pursuant to which a participant can acquire shares of the Company's common stock for $0.01 cash per share upon the vesting of the award respecting such shares. Each grant of an award under the plan sets forth the circumstances under which all or part of the award will vest. These circumstances may include (i) the participant being an employee of the Company or any subsidiary on one or more specified dates and (ii) such additional circumstances (which may include, in the case of certain shares covered by an award, the Company or a division of the Company having met certain performance criteria) as may be set forth in the award. The vesting circumstances may vary among the shares covered by an award. The part, if any, of an award that does not vest is forfeited. In connection with the vesting of any award, the Company pays the participant cash in an amount approximately sufficient, after the payment of all applicable income taxes, to pay the participant's federal and state income taxes attributable to the vesting of the award. The expiration date set forth in the table is the last award vesting date for any portion of the award, because in certain circumstances all or part of the award, if not vested, would have been forfeited by or on that date. As to any vested portion, the award does not technically have any expiration date.

        On June 27, 1998, a portion of each award covering 5,000 shares to Mr. Maddrey and 4,000 shares to Mr. Rainsford vested by reason of the participant being in the Company's employ at that date. Each award provides that a portion of the award covering 5,000 shares and 4,000 shares, respectively, will vest on July 3, 1999, providing that the participant is an employee of the Company on that date.
The portion of each award covering the remaining 10,000 shares and 8,000 shares, respectively, will vest on or about September 30, 1999, providing that the participant is an employee of the Company on that date and the Company has achieved a specified level of cumulative operating earnings through July 3, 1999. A portion of these awards will vest if the participant's employment terminates early by reason of death, retirement or permanent disability.

(b) These represent shares covered by an option granted during fiscal 1998 under the Company's Stock
Option Plan, pursuant to which a participant is granted the right to acquire shares of the Company's Common
Stock for an exercise price per share which will be not less than one-half of the fair market value on the date of the grant. Each option granted under the plan sets forth the circumstances under which all or part of the option can be exercised. The expiration date set forth in the table is the termination date for the option.

        The option granted to Mr. Stevens on December
12, 1997 will become exercisable with respect to 25% of the shares covered by the option on December 12, 1998, and with respect to an additional 25% of the shares covered by the option on each anniversary of December 12, 1998, and the option granted to Mr. Stevens on April 14, 1998 will become exercisable with respect to 25% of the shares covered by the option on April 14, 1999, and with respect to an additional 25% of the shares covered by the option on each anniversary of April 14, 1999, provided that he is an employee of the Company on each of the relevant dates. Additional terms and conditions are set forth in the option relating to the exercise of options if Mr. Stevens' employment terminates early by reason of death, retirement or permanent disability.

(c) Based on annual compounding of assumed appreciation rate until termination date.



Aggregated Option Exercises in Last Fiscal Year and
Fiscal
Year-End Option Values

        The following table provides certain information respecting the exercise by any Named Executive during fiscal 1998 of awards granted under the Company's Incentive Stock Award Plan and options granted under the Company's Stock Option Plan. For purposes of this table, awards under the Company's Incentive Stock Award Plan are treated as options.

        AGGREGATED OPTION EXERCISES IN LAST
        FISCAL YEAR AND FY-END OPTION VALUES
                                        Number of Securities              Value of Unexercised
                Shares                 Underlying Unexercised            In-the-Money Options
               Acquired      Value      Options at FY-End                      at FY-End
             on Exercise    Realized           (#)                                 ($)(a)
   Name           (#)         ($)      Exercisable   Unexercisable       Exercisable Unexercisable
E. Erwin
Maddrey,II      5,000       24,325           0         15,00 0                0          72,975

Bettis C.
Rainsford       4,000       19,460           0         12,000                 0          58,380

Jane H.
Greer           3,000       14,595      11,250         20,250            16,875          60,660

Robert W.
Humphreys       3,000       14,595      11,250         20,250            16,875          60,660

Douglas J.
Stevens         3,000       14,595       4,750         36,750             7,250          98,754

(a) Based on the closing sales price of $4.875 per share on June 26, 1998. Director Compensation

        The Company pays each director who is not an officer of the Company a fee of $20,000 per year, plus provides approximately $10,000 annually for each such director with which shares of the Company's common stock are purchased. These shares may be newly issued or acquired in the open market for such purpose. Each director is also reimbursed for his reasonable travel expenses in attending each meeting. Commencing in October 1997, each non-officer director is paid $500 ($750 for the committee chair) for each committee meeting attended and $250 for each telephonic committee meeting in which the director participates.

        Beginning in fiscal 1998, the non-employee directors of the Company are eligible to participate in the Long Term Incentive Plan.
Participants are selected by the Long Term Plan Committee, which includes those members of the Company's Compensation Committee who are "outside directors" (as that term is defined for purposes of Section 162(m) of the Internal Revenue Code or any successor provision). The Long Term Plan Committee has the discretion to grant awards under the plan that, based on a performance period of at least three years, translate into options for the Company's common stock. No grants were made under the Long Term Incentive Plan in fiscal 1998 to the nonemployee directors.

        The Company has established the Directors' Charitable Giving Program covering each director of the Company. Under the program, after the death of a director, the Company will make an aggregate donation of $500,000, to be paid in 10 annual installments commencing no later than six months after the director's death, to one or more charitable organizations selected by such director. With respect to Max Lennon, E. Erwin Maddrey,
II and Bettis C. Rainsford, the program will be funded by life insurance policies owned and to be paid for by the Company on the lives of such directors.


        Notwithstanding any statement in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, incorporating future filings, including this Proxy Statement, in whole or in part, the following Performance Graph and the Compensation Committee Report below shall not be incorporated by reference into any such filing.

PERFORMANCE GRAPH

        Set forth below is a line graph comparing the yearly change in the cumulative total stockholder return, assuming dividend reinvestment, on the Company's common stock with the cumulative total return, assuming dividend reinvestment, on the Standard & Poor's 500 Stock Index and a peer group, constructed by the Company, consisting of eight corporations (not including the Company) that are engaged in the manufacture and sale of textile products and apparel.

        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
           AMONG DELTA WOODSIDE INDUSTRIES, INC.,
                S&P 500 STOCK INDEX & PEER GROUP

                                           Cumulative Total Return
                                    6/93   6/94   6/95   6/96   6/97   6/98
Delta Woodside Industries, Inc.     100    107     72     51     67     52
Peer Group                          100     99    100    101    117    107
S&P 500                             100    101    128    16 1   217    282


This Performance Graph assumes that $100 was invested in the common stock of Delta Woodside Industries, Inc. and comparison groups on June 30, 1993 and that all dividends have been reinvested.

The Peer Group is composed of the following companies:
Galey & Lord, Inc.      Russell Corp.             Texfi Industries, Inc.
Guilford Mills, Inc.    Salant Corp.              Tultex  Corp.
Haggar Corp.            Springs Industries, Inc.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

        This report of the Compensation Committee (the "Committee") of the Board of Directors of the Company sets forth the Committee's policies with regard to compensation of the executive officers of the Company, including the relationship of corporate performance to executive compensation.

Executive Compensation Policies

        Decisions regarding certain aspects of the compensation of the Company's executive officers are made by the four member Compensation Committee of the Board, each of whom is a non-employee director. The Committee believes that its compensation practices are designed to attract, retain, and motivate key Company executives to achieve short-, medium- , and long-term goals which the Committee believes will enhance the value of the shareholders' investment in the Company. These objectives are implemented through:

A. Cash bonuses to reward the achievement of specific performance goals,

B.      Grants of stock awards under the Incentive Stock
Award Plan,

C. Grants of stock options under the Stock Option Plan,

D.      Grants of awards and stock options under the Long
Term Incentive
Plan, and

E. Payment of base salaries at levels that are competitive with those paid by the peer group of companies shown on the Performance
Graph
above. The peer group companies are certain textile and apparel companies currently listed on the New York Stock
Exchange.

Compensation of Executive Officers Other than Chief
Executive Officer and Chief Financial Officer

        The Company's executive officers other than the Chief Executive Officer and the Chief Financial Officer (the "Other Officers") received compensation for fiscal 1998 that included both fixed and performancebased components. The Other Officers' compensation consisted of the following elements: base salary, cash bonuses, the vesting of awards under the Incentive Stock Award Plan, and the granting or vesting of options under the Stock Option Plan.

        Cash bonuses to the Other Officers are made based on a percentage of the total cash bonuses earned by the Company's operating divisions. The operating division cash bonuses are based on operating earnings in excess of specified returns on capital employed and other performance criteria. For fiscal 1998, the total cash bonuses awarded to the Other Officers named in the Summary Compensation Table above amount to 29% of their total salaries.

        Each Other Officer participates in the Incentive Stock Award Plan which was approved by the shareholders of the Company in November 1990 and amended by approval of the shareholders in November 1995 and in November 1997. Awards made under this plan to the Other Officers have been structured so that sixty percent of each individual's award will vest by remaining in service with the Company through predetermined anniversary dates and up to forty percent of each individual's award will vest if the Company meets specified performance targets respecting cumulative operating profits. While the number of shares covered by any award to an Other Officer is not determined by specific, non-subjective criteria, the determination of such number takes into account the level and responsibility of the executive's position, the executive's performance, the executive's compensation, the assessed potential of the executive, and any other factors that are deemed relevant to the accomplishment of the purposes of the plan. The Committee believes that this plan is an important tool to the achievement of medium-term goals.

        Each Other Officer also participates in the Stock Option Plan which was approved by the shareholders of the Company in November 1990 and amended by approval of the shareholders in November 1995 and in November 1997. The purpose of this plan is to promote the growth and profitability of the Company over a longer term by enabling the Company to attract and retain key and middle level managers of outstanding competence and by increasing the personal participation of its executives in the Company's performance by providing these executives with an additional equity ownership opportunity in the Company. In making option grants to the Other Officers, no specific, non-subjective criteria are used, but the factors taken into account include the level and responsibility of the executive's position, the executive's performance, the executive's compensation, the assessed potential of the executive, and any other factors that are deemed relevant to the accomplishment of the purposes of the plan. Each option granted under the plan to an Other Officer has provided that the option becomes exercisable in stages over a period of four years.

        Each Other Officer also is expected to participate in the Long Term Incentive Plan which was approved by the shareholders of the Company in November 1997. The purpose of this plan is to reward the key executives of the Company and the non-employee directors of the Company for increasing shareholder value through the growth of the Company's stock price, profitability and/or return on capital employed. The plan is intended to reward the achievement of projected and better than projected stock price increases and/or financial results. It is also intended to assist in the attraction and retention of key executives and to provide them with a significant retirement vehicle. Participation in the plan will be limited to the key executives of the Company who, in the opinion of the Long Term Plan Committee, have the greatest impact on the Company's long term performance and are selected by such committee and those non-employee directors of the Company who are selected by such committee.
Each award granted under the Long Term Incentive Plan will have an associated performance period of at least three years. Each award will set forth potential bonus values.
The actual bonus value earned will depend on the achievement of goals over the performance period. The Company's results over the applicable performance period will be compared to the established measurement goals. The measurements (the
"Performance Criteria") will include (a) average annual stock price performance as compared to the peer group of publicly traded companies used for purposes of the most recent performance graph contained in a proxy statement of the Company, (b) average annual increase in net income per share and (c) average annual increase in return on capital employed, except that the Performance Criterion described in clause (a) shall be the only Performance Criterion applicable to the plan participants who are the senior executive officers
(including the Named Executives) or non-employee directors of the Company. At the end of the applicable performance period, results with respect to the Performance Criteria will be calculated, and these results will determine the number of shares covered by options then granted under the plan. Each such option will have an exercise price equal to 50% of the fair market value of the Company's common stock. In making awards, no specific, nonsubjective criteria are used, but the Long Term Plan Committee believes that the factors taken into account will include factors similar to those described above as relevant to the grant of options under the Stock Option
Plan.

        Section 162(m) of the Internal Revenue Code ("Section 162(m)") imposes limits on the ability of the Company to claim income tax deductions for compensation paid to the Named Executives. Section 162(m) generally denies a corporate income tax deduction for annual compensation in excess of $1,000,000 paid to any of the Named Executives. Certain types of compensation, including performance-based compensation, are generally excluded from this deduction limit. The Company believes that compensation payable pursuant to the Long Term Incentive Plan will be deductible for Federal income tax purposes under most circumstances as performance-based compensation. Under certain circumstances such as death, disability or retirement, however, compensation not deductible by the Company pursuant to
Section 162(m) may be payable pursuant to the plan. Although neither the Incentive Stock Award Plan nor the Stock Option Plan satisfies all the requirements of Section 162(m), the Compensation Committee anticipates that all compensation payable pursuant to either plan to any Named Executive will be deductible by the Company because no Named Executive is expected to receive in any fiscal year aggregate compensation not qualifying as performance-based compensation under
Section 162(m) that exceeds $1,000,000.

Compensation Paid to the Chief Executive Officer and the
Chief Financial Officer

        The compensation of each of the Chief Executive Officer and the Chief Financial Officer includes both fixed and performance-based components.

        In setting base salary levels for the Chief Executive Officer and the Chief Financial Officer, the Committee considers the possible bonus awards and attempts to set base salary levels so that total compensation, including bonuses, will be near to that of the median of Chief Executive Officers and Chief Financial Officers of the peer group of companies. The Compensation Committee determined effective August 31, 1998 to reduce the salary of the Chief Executive Officer to $450,000 and the Chief Financial Officer to $350,000 in order to cause more of the compensation package received by each such individual to be affected by the performance of the Company.

        Cash bonuses to the Chief Executive Officer and the Chief Financial Officer are made based on a percentage of the total cash bonuses earned by the Company's operating divisions. The operating division cash bonuses are based on operating earnings in excess of specified returns on capital employed and other performance criteria. For fiscal year 1998, the total cash bonuses awarded to the Chief Executive Officer and the Chief Financial Officer amount to 21% of their total salaries.

        The Committee decided, effective in fiscal year 1998, to increase the proportions of the Chief Executive Officer's and the Chief Financial Officer's respective compensations that are affected by performance criteria. To achieve this objective, beginning in fiscal year 1998 the Chief Executive Officer and the Chief Financial Officer participate in the performance-based cash bonus plan described above and in the Incentive
Stock Award Plan. The number of shares covered by the awards granted in fiscal year 1998 under the Incentive Stock Award
Plan to each such individual was based in part on the recommendation of an outside compensation consultant and on the awards that have been made to other executive officers.
Portions of these awards vest by remaining in service with the Company through predetermined dates, with the remaining portion to vest if the Company meets specified performance targets respecting cumulative operating profits. The Chief
Executive Officer and the Chief Financial Officer are also eligible to participate in the Long Term Incentive Plan;
however no grants were made to them under this plan in fiscal year 1998.

                        Compensation Committee
        Dr. James F. Kane, Chair            Dr. Max Lennon
        C.C. Guy                            Buck A. Mickel


COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        The following directors served on the Compensation Committee of the Company's Board of Directors during fiscal 1998: C.C. Guy, Dr. James F. Kane, Dr. Max Lennon and Buck A. Mickel. Until his death in July 1998, Buck Mickel, a director of the Company, served as Chairman of the Compensation Committee.

        C.C. Guy served as Chairman of the Board of Old
Delta Woodside or its predecessors from the founding of Old Delta Woodside's predecessors in
1984 until November 1989.  Buck A. Mickel was a Vice
President of Old Delta Woodside or its predecessors from the founding of Old Delta Woodside's predecessors until November 1989, Secretary of Old Delta Woodside from
November 1986 to March 1987, and Assistant Secretary of
Old Delta Woodside from March 1987 to November 1988.

RELATED PARTY TRANSACTIONS

        The Company leases its principal corporate office space, space for its benefits department, purchasing department and financial accounting department, and space for its printing operation, from a corporation (Hammond Square, Ltd.), one-half of the stock of which is owned by each of E. Erwin Maddrey, II (President, Chief Executive Officer and a director of the Company) and Jane H. Greer (Vice President and Secretary of the Company). Mr. Maddrey and Ms. Greer are also the directors and executive officers of Hammond Square, Ltd. The lease of the Company's principal office space and space for its benefits department, purchasing department and financial accounting department was for a term of approximately ten years with an original expiration date of December 1997, but was continued on a month to month basis until August 31, 1998. This lease covered approximately 11,666 square feet and involved rental payments of $8.50 per square foot per year (plus certain other expenses such as regime fees, cleaning fees, real estate taxes, utilities and parking). A new lease has been executed effective September 1, 1998, covering approximately 9,662 square feet at a rental rate of $13.00 per square foot per year (plus certain other expenses such as regime fees, cleaning fees, real estate taxes, utilities and parking) with an expiration date of August 2003. The Company is subleasing part of this space to other parties until it needs such subleased space. The lease of the Company's printing operation space is for a term of approximately five years expiring in November 1998, with an option to renew, covers approximately 4,159 square feet and involves rental payments of $12.60 per square foot per year (plus certain other expenses such as regime fees, real estate taxes, utilities and parking). The Company paid an aggregate of approximately $192,079 in rent and other expenses under these leases during fiscal 1998.

        The Company currently leases office space in Edgefield, South Carolina from The Rainsford Development Corporation, a corporation wholly owned by Bettis C. Rainsford (Executive Vice President, Chief Financial Officer, Treasurer and a director of the Company). Pursuant to this lease in fiscal 1998 the Company made lease payments in the amount of $33,299. Mr. Rainsford is a director and executive officer and Brenda L. Jones (Assistant Secretary of the Company) is an executive officer of The Rainsford Development Corporation. Duck Head Retail Operations, a division of a subsidiary of the Company, leases a building in Edgefield, South Carolina from Mr. Rainsford pursuant to an agreement involving rental payments equal to 3% of gross sales of the Edgefield store, plus 1% of gross sales of the store for utilities. Under this lease agreement, $11,076 was paid to Mr. Rainsford during fiscal 1998. As described above under the heading "Management Compensation," part of Mr. Rainsford's cash compensation with respect to fiscal 1998 was paid to The Rainsford Development Corporation for Mr. Rainsford's services. The Company expects that a portion of Mr. Rainsford's cash compensation with respect to fiscal 1999 will be paid to the same entity for Mr. Rainsford's services. In addition, the Company reimburses The Rainsford Development Corporation for certain travel, secretarial and other expenses incurred on behalf of the Company. Such reimbursement amounted to $73,735 in fiscal 1998. The amount of Mr. Rainsford's total cash compensation is not affected by the fact that part of it is paid to The Rainsford Development Corporation.

        The Company reimburses Maddrey & Associates, a sole proprietorship of Mr. Maddrey, for certain travel and other expenses incurred on behalf of the Company. Such reimbursement amounted to $38,632 in fiscal
1998.

        In February 1991, each of Mr. Maddrey and Mr. Rainsford entered into a stock transfer restrictions and right of first refusal agreement (a
"First Refusal Agreement") with the Company. Pursuant to each such
First Refusal Agreement, Mr. Maddrey or Mr. Rainsford, as the case may be, granted the Company a specified right of first refusal with respect to any sale of such individual's shares of the Company's common stock owned at death for five years after such individual's death. In connection with the First Refusal Agreements, life insurance policies were established on the lives of Mr. Maddrey and Mr. Rainsford. Under the life insurance policies on the life of each such individual, $30 million is payable to the Company and $10 million is payable to the beneficiary or beneficiaries chosen by the individual. Nothing in either First Refusal Agreement restricts the freedom of Mr. Maddrey or Mr. Rainsford to sell or otherwise dispose of any or all of his shares of the Company's common stock at any time prior to his death or prevents the Company from canceling the life insurance policies payable to it for $30 million on either Mr. Maddrey's or Mr. Rainsford's life.
A First Refusal Agreement shall terminate if the life insurance policies payable to the applicable individual's beneficiaries for $10 million are cancelled by reason of the Company's failure to pay the premiums with respect thereto.

        Any transaction entered into between the Company and any officer, director, principal shareholder or any of their affiliates has been and will be on terms which the Company then believes comparable to those which would be available to the Company at such time from non-affiliated persons and will be in the future subject to the approval at the time of a majority of the Company's disinterested directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, E. Erwin Maddrey, II filed a form to report one transaction that should have been reported on an earlier form, Bettis
C. Rainsford filed a form to report one transaction that should have been reported earlier on a form that was not filed, Brenda L. Jones filed one late report with respect to two transactions, and Robert W. Humphreys filed late a form reporting his initial ownership of Company common stock at the time he became subject to Section 16(a).

RATIFICATION OF SELECTION OF AUDITORS

        The Board of Directors recommends the ratification of the appointment of KPMG Peat Marwick LLP, independent certified public accountants, as auditors for the Company and its subsidiaries for fiscal year 1999 and to audit and report to the shareholders upon the financial statements of the Company as of and for the period ending July 3, 1999.

        KPMG Peat Marwick LLP was engaged by the Company on August 19, 1994, pursuant to approval by the Board of Directors and subsequent ratification by the shareholders, as principal accountants for the Company's 1995 fiscal year.

        Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions which the shareholders may have. Neither the firm nor any of its members has any relation with the Company except in the firm's capacity as auditors or as advisors.

        The appointment of auditors is approved annually by the Board of Directors and subsequently submitted to the shareholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee.

OTHER BUSINESS

        As of the date of this Proxy Statement, the Board of Directors was not aware that any business not described above would be presented for consideration at the Annual Meeting. If any other business properly comes before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting them.

SOLICITATION OF PROXIES

 The Company will pay the cost of soliciting proxies in the






accompanying form. In addition to solicitation by mail, proxies may be solicited by directors, officers and other regular employees of the Company by telephone, telecopy or personal interview for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the stock held of record by such persons and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing. The Company has engaged Corporate Investor Communications to assist in these contacts with brokerage houses, custodians, nominees and fiduciaries for an estimated fee of $1,100 plus reasonable out-of-pocket expenses.

        PROPOSALS OF SECURITY HOLDERS
        Any shareholder of the Company who desires to present a proposal at the 1999 Annual Meeting of Shareholders for inclusion in the Company's proxy statement and form of proxy relating to that meeting must submit such proposal to the Company at its principal executive offices on or before June 7, 1999. If a shareholder of the Company desires to present a proposal at the 1999 Annual Meeting of Shareholders that will not be included in the Company's proxy statement and form of proxy relating to that meeting, such proposal must be submitted to the Company at its principal executive offices no later than August 23, 1999 for the proposal to be considered timely.



FINANCIAL INFORMATION

 The Company's fiscal 1998 Annual Report is being mailed to shareholders on or about October 5, 1998. The Company will provide without charge to any shareholder of record as of September 18, 1998, and to each person to whom this Proxy Statement is delivered in connection with the Annual Meeting of Shareholders, upon written request of such shareholder or person, a copy of such fiscal 1998 Annual Report or the Company's fiscal 1998 annual report on Form 10-K, including financial statements and financial statement schedules (but excluding exhibits), filed with the Securities and Exchange Commission. Any such request should be directed to Delta Woodside Industries, Inc., 233 North Main Street, Hammond Square, Suite 200, Greenville, South Carolina 29601,
Attention: Jane H. Greer, Vice President and Secretary.

                *       *       *
        The above Notice and Proxy Statement are sent by order of the Board of Directors.


                                         Jane H. Greer,
                                         Secretary
Greenville, South Carolina
October 5,1998



                        DELTA WOODSIDE INDUSTRIES, INC.
                       ANNUAL MEETING, NOVEMBER 24, 1998

The undersigned shareholder of Delta Woodside Industries,
Inc., a South Carolina corporation, hereby constitutes and appoints E. Erwin Maddrey, II, Bettis C. Rainsford and Jane H.
Greer, and each of them, attorneys and proxies on behalf of the undersigned to act and vote at the Annual Meeting of shareholders to be held at the Hyatt Regency Hotel, 220 North Main Street, Greenville, South Carolina, on November 24, 1998 at
10:00 A.M., and any adjournment or adjournments thereof, and the undersigned instructs said attorneys to vote:



1.  ELECTION OF    [] FOR all nominees      [] WITHHOLD AUTHORITY to
    DIRECTORS         listed below (except     vote for all nominees
                      as marked to the         listed below
                      contrary below)
Messrs. C. C. Guy, J. F. Kane, M. Lennon, E. E. Maddrey, II,
B. A. Mickel, B. C. Rainsford

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL
NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW).

 2.  PROPOSAL TO RATIFY SELECTION OF KPMG PEAT MARWICK LLP AS THE
INDEPENDENT AUDITORS OF SIDE AND DELTA WOODSIDE INDUSTRIES, INC. FOR
FISCAL 1995.


    [] FOR             [] AGAINST            []  ABSTAIN

3. At their discretion upon such other matters as may properly come before the meeting.

A majority of said attorneys and proxies who shall be present and acting as such at the meeting or any adjournment or adjourn ments thereof (or, if only one such attorney and proxy may be present and acting, then that one) shall have and may exercise all the powers hereby conferred.

PLEASE SIGN
ON REVERSE
SIDE AND
RETURN IN
THE ENCLOSED
POSTAGE-PAID
ENVELOPE


                                     (over)

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DELTA WOODSIDE INDUSTRIES, INC. IF NOT OTHERWISE SPECIFIED, THIS PROXY
WILL BE DEEMED TO GRANT AUTHORITY TO VOTE, AND WILL BE VOTED, FOR ELECTION OF THE DIRECTORS LISTED ON THE REVERSE SIDE OF THIS PROXY AND FOR
APPROVAL OF PROPOSAL 2.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated October 5, 1998 and the Proxy Statement furnished therewith.
                       Dated this          day of          , 1998

                                                              (Seal)

                                                              (Seal)

                                      NOTE: Signature should agree
                                      with name on stock certificate
                                      as printed thereon. Executors,
                                      administrators, trustees and
                                      other fiduciaries should so
                                      indicate when signing.

              PLEASE DATE, SIGN AND RETURN THIS PROXY. THANK YOU.

VOTING INSTRUCTIONS

            DELTA WOODSIDE INDUSTRIES, INC.
           ANNUAL MEETING, NOVEMBER 24, 1998

The undersigned participant in the Savings and Investment Plan of Delta Woodside Industries, Inc., a South Carolina corpora tion, hereby directs Branch Banking & Trust Company, trustee of such Plan, to vote the undersigned's proportionate share of the shares of common stock of Delta Woodside Industries, Inc. held by such Plan at the Annual Meeting of shareholders to be held at the Hyatt Regency Hotel, 220 North Main Street, Greenville, South Carolina, on November 24, 1998 at 10:00 A.M., and any adjournment or adjournments thereof, as follows:

1.  ELECTION OF    [] FOR all nominees      [] WITHHOLD AUTHORITY to
    DIRECTORS         listed below (except     vote for all nominees
                      as marked to the         listed below
                      contrary below)

Messrs. C. C. Guy, J. F. Kane, M. Lennon, E. E. Maddrey, II,
B. A. Mickel, B. C. Rainsford

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL
NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW).


2.  PROPOSAL TO RATIFY SELECTION OF KPMG PEAT MARWICK LLP AS THE
INDEPENDENT AUDITORS OF ON REVERSE DELTA WOODSIDE INDUSTRIES, INC. FOR FISCAL 1995.

        [] FOR             [] AGAINST             [] ABSTAIN

3. At such trustee's discretion upon such other matters as may properly come before the meeting.

Please sign
on reverse
side and
return

                                     (over)


    THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DELTA WOODSIDE INDUSTRIES, INC. IF NOT OTHERWISE
SPECIFIED, THESE VOTING INSTRUCTIONS WILL BE DEEMED A DIRECTION TO VOTE FOR ELECTION OF THE DIRECTORS LISTED ON THE REVERSE SIDE OF THESE
VOTING INSTRUCTIONS AND FOR APPROVAL OF PROPOSAL 2.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated October 3, 1994 and the Proxy Statement furnished therewith.

                  Dated this          day of          , 1998

                                                       (Seal)

                                                       (Seal)


                   NOTE: Please sign exactly as name appears at left.

  PLEASE DATE, SIGN AND RETURN THESE VOTING INSTRUCTIONS. THANK YOU.